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                                                                    Exhibit 23.3



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1988 Stock Plan, the 1994 Key Executive Plan and the 1997 Stock Incentive Plan of Heska Corporation of our report dated May 30, 1995, with respect to the statements of income and cash flows of Diamond Animal Health, Inc. for the year ended March 31, 1995 included in the Registration Statement (Form S-1 No. 333-25767) of Heska Corporation filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Des Moines, Iowa
August 21, 1997